UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 20, 2014

METHES ENERGIES INTERNATIONAL LTD
 (Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 21, 2014, Methes Energies International Ltd. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), for a firm commitment public offering of 2,500,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).  The price to the public in this offering is $2.00 per share, and the Underwriter has agreed to purchase the shares from us at a price of $1.84 per share.  Under the terms of the Underwriting Agreement, we have also granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 375,000 shares of Common Stock at the same price to cover over-allotments (the “Over-Allotment Option”), if any.  The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The net proceeds to the Company from this offering are expected to be approximately $4.5 million, after deducting the Underwriter’s fees and estimated offering expenses, assuming no exercise by the Underwriter of the Over-Allotment Option. The offering is expected to close on or about May 27, 2014, subject to customary closing conditions.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 (Registration Statement No. 333-195271) of the Company declared effective by the Securities and Exchange Commission on May 14, 2014, as supplemented by an applicable prospectus supplement.

The foregoing description of the offering and the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01.   Other Events.

On May 20, 2014, the Company issued a press release announcing that it had commenced the offering.  On March 21, 2014, the Company issued a press release announcing that it had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 21, 2014, between in the Company and National Securities Corporation
99.1	Press release dated May 20, 2014
99.2	Press release dated May 21, 2014

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: May 21, 2014	By:	/s/ Michel G. Laporte
Michel G. Laporte,
Chief Executive Officer